EXHIBIT 99.1

Jamba, Inc. Announces Second Quarter 2012 Financial Results

Comparable Sales Up 5.1% for Company Stores

Comparable Sales Up 5.7% System-wide

Traffic Increases and Store–Level Margin Expands

Income from Operations Improves by 29%

Global Growth Accelerates

Company Now Expects to Deliver Positive Company-Owned Comparable Store Sales(1) of 4-6% for Fiscal Year 2012

EMERYVILLE, Calif., August 1, 2012 --Jamba, Inc. (NASDAQ:JMBA) today reported unaudited financial results for the second fiscal quarter ended July 3, 2012. The Company recorded a quarterly comparable sales increase of 5.7%, the seventh consecutive quarter of system-wide store sales growth.

Jamba also recorded solid increases in store-level operating margin and revenue from its expanding consumer products platform. During the quarter, 13 new stores opened, six in international markets. The Company also introduced several on-trend offerings, including a reduced calorie line of its classic smoothies and a new flavor for its Fruit Refresher and frozen yogurt platforms.

“Jamba experienced another strong quarter with gains in comparable store sales, store traffic, average price and adjusted operating margin,” said James D. White, Chairman, President and CEO of Jamba, Inc. “We are accelerating our growth as a healthy, active lifestyle brand through product and menu innovation, retail growth in the U.S. and internationally, and expansion of our consumer products platform.”

“Our product innovation was highlighted with the introduction of a reduced calorie line of our classic smoothies, a new summer flavor for our Fruit Refreshers and yogurts and, recently, our new fruit and dairy beverage -- developed with the National Dairy Council for K-12 schools -- that combines the benefits of fat-free milk with nutrient-rich real fruit in a naturally sweetened smoothie.”

“Internationally Jamba has grown to 30 units in 18 months with 20 outlets in South Korea, seven in Canada and three in the Philippines. For the full year, we plan to open up to 15 units internationally and 40-50 in the U.S.,” said Mr. White.

“We believe our innovative JambaGo express format and our better-for-you smoothies and fresh juice blends have excellent prospects to power our growth. Based on our strong performance, we have raised our guidance for the year for company-owned comparable store sales growth from 3-4% to 4-6% and adjusted operating profit margin from 19-22% to 20-23%,” concluded Mr. White.

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Highlights for the 13 weeks ended July 3, 2012, compared to the 12 weeks ended July 12, 2011:

This is the second quarter the Company’s results are being reported on the basis of 13-week fiscal quarters which results in 12 fiscal periods. Therefore, the fiscal 2012 quarterly results are not directly comparable to fiscal 2011 quarterly results. Fiscal 2012 second quarter began on April 4, 2012 and ended on July 3, 2012. The second quarter of fiscal 2012 had 13 weeks and the second quarter of fiscal 2011 had 12 weeks.  For comparable sales, the percentage change in company-owned and system-wide comparable sales compares the sales during a 13- and 26-week period in 2012 to the sales from the equivalent 13- and 26-week periods in the prior year. The Company has provided pro-forma results for fiscal 2011 second quarter in the attached tables.

•	Total revenue for the 13-week quarter ended July 3, 2012 increased 12.2% to $66.0 million compared to $58.9 million for the 12-week quarter ended July 12, 2011.

•	System-wide comparable store sales(1) increased 5.7%, franchise-operated comparable store sales(1) increased 6.4% and company-owned stores sales(1) increased 5.1%.

•	Net income was $4.6 million, or $0.05 diluted earnings per share for the quarter, compared to net income of $3.9 million or $0.05 diluted earnings per share for the prior year period.

•	General and administrative expenses increased to $10.8 million due to accelerated investment in growth initiatives, the semi-annual charge for performance related incentive compensation and an extra week in the quarter. On a non-GAAP adjusted basis(3), excluding these factors, G&A decreased $0.1 million. Prior year period G&A was $8.0 million.

•	During the quarter, 13 new stores opened; seven new franchise units in the U.S., four in Canada, one in South Korea and another in the Philippines.

•	Jamba added Make It Light™ versions of its top 10 classic smoothies, with one-third less calories than the original recipes. A new watermelon flavor was introduced to the Fruit Refresher and frozen yogurt platforms.

•	The Company also completed its previously announced plan to acquire the intellectual property for the Jamba All Natural energy drink from Nestle to position Jamba for the accelerated growth of its consumer products platform.

Highlights for the 13 weeks ended July 3, 2012, compared to the pro-forma 13 weeks ended June 28, 2011:

•	Total revenue for the 13 weeks ended July 3, 2012 was $66.0 million, pro-forma total revenue for the 13 weeks ended June 28, 2011 was $63.7 million.

•	General and administrative expenses for the 13 weeks ended July 3, 2012 increased to $10.8 million from $8.7 million for pro-forma general and administrative expenses for the 13 weeks ended June 28, 2011.

•	The attached tables include pro-forma results for the 13 weeks ended June 28, 2011.

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Second Quarter Fiscal 2012 Results

Revenue

For the second quarter ended July 3, 2012, total revenue increased 12.2% to $66.0 million from $58.9 million in the second quarter ended July 12, 2011. The increase is primarily due to the inclusion of 13 weeks in the fiscal 2012 second quarter compared to 12 weeks in the fiscal 2011 second quarter. The increase in company-owned comparable store sales of 5.1% was driven primarily by an increase in transaction count of 90 basis points and an average check increase of 420 basis points. This represents the Company’s seventh consecutive quarter of positive company-owned comparable store sales growth. In the second quarter of 2012, system-wide comparable store sales increased 5.7% and franchise-operated comparable store sales increased 6.4%. Franchise and other revenue was $3.5 million for the 13-week period ended July 3, 2012 and $2.9 million for the 12-week period ended July 12, 2011. Jamba’s CPG revenue was $0.3 million in the second quarter of 2012.

Non-GAAP Adjusted Operating Profit(2) and Non-GAAP Adjusted Operating Profit Margin(2)

Jamba’s non-GAAP adjusted operating profit margin(2) increased by 260 basis points to 28.2% for the 13-week second quarter of 2012 compared to 25.6% in the 12-week quarter ended July 12, 2011. On a dollar basis, non-GAAP adjusted operating profit increased $3.6 million to $18.6 million from the second quarter of 2011 reflecting Company-operated store comparable sales growth and the impact of the Company’s cost savings initiatives. The Company continued to see efficiencies in the costs of sales and labor expense lines achieved through technology deployment and a continued focus on controlling costs. In addition, as a result of company-owned comparable store sales increase, the Company leveraged its fixed costs. General and administrative cost increase resulted from accelerated investment in growth initiatives and the semi-annual charge for performance-related incentive compensation. New and expanded growth initiatives included JambaGo, the Talbott Tea line and research on development concepts. Incentive compensation of $2.0 million resulted from meeting and exceeding performance goals for the first half of the year.

Number of Stores

System-wide, Jamba has 753 stores in the United States, of which 448 are franchise-operated stores and 305 are company-owned. During the quarter, the Company opened seven new domestic franchise stores, of which three were traditional and four were non-traditional. No new company-owned stores were opened. Four Jamba Juice stores closed system-wide. Internationally, the Company’s franchise partners opened six Jamba Juice locations comprised of one store in South Korea, one store in the Philippines and four stores in Canada.

Outlook for 2012

The Company now expects to achieve the following results for its fiscal 2012:

•	Deliver positive company-owned comparable store sales(1) of 4-6%;

•	Achieve adjusted operating profit margin(2) of 20-23%;

•	Develop 40-50 U.S. locations, plus up to 15 new stores at international locations, all excluding JambaGo™ units;

•	Maintain general and administrative expenses flat, in dollars with fiscal 2011, excluding performance compensation;

•	Deliver CPG licensing revenue of approximately $3 million.

Liquidity

On July 3, 2012, the Company held $28.5 million in cash and cash equivalents as compared to $19.6 million cash and cash equivalents at January 3, 2012. On July 3, 2012, the Company had no restricted cash. At the end of fiscal 2011, the restricted cash balance was $1.4 million.

Webcast and Conference Call Information

A conference call to review the second quarter 2012 results will be held today, August 1, 2012 at 5:00 p.m. ET. The conference call can be accessed live over the phone by dialing (877) 941-8416 or for international callers by dialing (480) 629-9808. A replay will be available at 8:00 p.m. ET and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the pin number is 4555617. The replay will be available until August 22, 2012. The call can be accessed from the Company’s website at www.jambajuice.com under the Corporate Investor Relations section or directly at http://ir.jambajuice.com.

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About Jamba, Inc.

Jamba, Inc. is a holding company which owns and franchises, on a global basis, Jamba Juice stores through its wholly-owned subsidiary, Jamba Juice Company is a leading restaurant retailer of better-for-you, specialty beverage and food offerings, which include great tasting, whole fruit smoothies, fresh squeezed juices and juice blends, teas, hot oatmeal, breakfast wraps, sandwiches and mini-wraps, California Flatbreads™, frozen yogurt, and a variety of baked goods and snacks. Jamba-branded products for at-home enjoyment are also available through select retailers across the nation and in Jamba outlets. As of July 3, 2012, there were 783 store locations globally, consisting of 305 Company-owned and operated stores (“Company Stores”) and 448 franchise-operated stores (“Franchise Stores”) in the United States and 30 international stores (“International Stores”). Fans of Jamba Juice can find out more about Jamba Juice's locations as well as specific offerings and promotions by visiting the Jamba Juice website at www.JambaJuice.com or by contacting Jamba’s Guest Services team at 1-866-4R-FRUIT (473-7848).

Forward-Looking Statements

This press release (including information incorporated or deemed incorporated by reference herein) contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of the Company’s management. Words such as “outlook”, “believes”, “expects”, “appears”, “may”, “will”, “should”, “anticipates”, or the negative thereof or comparable terminology, are intended to identify such forward looking statements. Any statement that is not a historical fact, including the statements made under the caption “Outlook for 2012” and any other estimates, projections, future trends and the outcome of events that have not yet occurred, is a forward-looking statement.  Forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore actual results may differ materially and adversely from those expressed in any forward-looking statements.  Factors that might cause or contribute to such differences include, but are not limited to factors discussed under the section entitled “Risk Factors” in the Company’s reports filed with the SEC.  Many of such factors relate to events and circumstances that are beyond the Company’s control.  You should not place undue reliance on forward-looking statements. The Company does not assume any obligation to update the information contained in this press release.

Contact:

Investor Relations

Don Duffy

ICR

203-682-8200

investors@jambajuice.com

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Non-GAAP Financial Measures

The Company provides certain supplemental non-GAAP financial measures to its investors as a complement to the most comparable GAAP measures. The GAAP measure most directly comparable to non-GAAP adjusted operating profit is net income/loss. An explanation and reconciliation of this non-GAAP financial measure to GAAP information is set forth below.

The Company believes that providing these non-GAAP measures to its investors, in addition to corresponding GAAP income statement measures, provides investors the benefit of viewing the Company's performance using the same financial metrics that the management team uses in making many key decisions and understanding how the Company's core business operations may perform and may look in the future. The Company’s core business operations comprise company-owned and franchise-operated stores and consumer packaged goods (CPG) operations. The Company believes its core business performance represents the Company's on-going performance in the ordinary course of its operations. Management excludes from the Company’s core business performance those items, such as impairment charges, income taxes, restructuring and severance programs and costs relating to specific major projects which are non-routine, expenses or income from certain legal actions, settlements and related costs, general and administrative expense, including non-cash compensation related to stock and options. Management does not believe these items, including non-cash items, are reflective of the Company's ongoing core operations and accordingly excludes those items from non-GAAP adjusted operating profit and non-GAAP adjusted operating profit margin. Additionally, each non-GAAP measure has historically been presented by the Company as a complement to its most comparable GAAP measure, and the Company believes that the continuation of this practice increases the consistency and comparability of the Company's earnings releases. The non-GAAP adjustments are discussed further below.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Footnotes

(1)	Comparable store sales are calculated using sales of Jamba Juice stores open at least one full fiscal year. Company-owned comparable store sales percentages are based on sales from company-owned stores included in our store base. Franchise-operated comparable store sales percentages are based on sales from franchised stores, as reported by franchisees, which are included in our store base. System-wide sales percentages are based on sales by both company-owned and franchise-operated stores, as reported by our franchisees, which are included in our store base. Company-owned stores that were sold in refranchising transactions are included in the stores base for each accounting period of the fiscal quarter to the extent the sale is consummated at least three days prior to the end of such accounting period, but only for the days such stores have been company-owned. Thereafter, such stores are excluded from the store base until such stores have been franchise-operated for at least one full fiscal period, at which point such stores are included in the store base and compared to sales in the comparable period of the prior year. Comparable store sales exclude closed locations. Company-owned comparable store sales percentages as used herein, may not be equivalent to company-owned comparable store sales as defined or used by other companies. Franchise-operated comparable store sales percentages and system-wide sales percentages as used herein are non-GAAP financial measures and should not be considered in isolation or as substitute for other measures of performance prepared in accordance with generally accepted accounting principles in the United States. Management reviews the increase or decrease in company-owned comparable store sales, franchise-operated comparable store sales and system-wide sales compared with the same period in the prior year to assess business trends and make certain business decisions. The Company believes the data is useful in assessing the overall performance of the Jamba brand and, ultimately, the performance of the Company, the company-owned stores, and the franchise-operated stores.
(2)	Non-GAAP adjusted operating profit is calculated as net income (loss) as determined in accordance with GAAP, excluding the items described below and as specifically identified in the non-GAAP reconciliation schedules set forth below. Non-GAAP adjusted operating profit margin is calculated as non-GAAP adjusted operating profit as a percentage of GAAP total revenue. The Company evaluates its performance using non-GAAP adjusted operating profit margin to assess the Company's historical and prospective operating financial performance, as well as its core operating performance relative to its competitors. Specifically, management uses these non-GAAP measures to further understand the Company's core business operating performance. The Company believes its core business operating performance represents the Company's on-going performance in the ordinary course of its core operations. Accordingly, the Company excludes from its core operating performance those items whose impact are not reflective of its core operations such as (a) interest income, (b) interest expense, (c) income taxes, (d) depreciation and amortization, (e) impairment of long-lived assets, (f) other operating, net, and (g) general and administrative expenses. The definition of adjusted operating profit margin is the same definition previously used by the Company to define operating profit margin in its 2012 outlook.
(3)	Non-GAAP adjusted G&A expense is calculated as G&A as determined in accordance with GAAP excluding the items described below and as specifically identified in the non-GAAP reconciliation schedules set forth below. The Company believes that G&A expense adjusted for non-routine items and performance compensation is a helpful indicator of the Company’s operating performance in that it shows the G&A expense without the impact of the non-routine items and performance compensation, specifically, the impact of one additional week in the 13-week period ended July 3, 2012 and two additional weeks in the 28-week period ended July 12, 2011, the costs incurred for accelerated growth initiatives and the semi-annual performance-based compensation for achieving its strategic objectives. Management does not believe these items are reflective of the Company’s ongoing performance and accordingly excludes those items from non-GAAP adjusted G&A expense.

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JAMBA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	July 3,	January 3,
(In thousands, except share and per share amounts)	2012	2012

ASSETS
Current assets:
Cash and cash equivalents	$28,535	$19,607
Restricted cash	—	1,352
Receivables, net of allowances of $324 and $294	8,401	13,040
Inventories	2,601	2,228
Prepaid and refundable taxes	232	574
Prepaid rent	2,877	2,761
Prepaid expenses and other current assets	1,491	1,509
Total current assets	44,137	41,071

Property, fixtures and equipment, net	40,214	44,760
Goodwill	1,308	—
Trademarks and other intangible assets, net	1,466	1,130
Other long-term assets	1,346	1,332

Total assets	$88,471	$88,293

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,043	$4,155
Accrued compensation and benefits	7,812	6,566
Workers' compensation and health insurance reserves	1,144	1,092
Accrued jambacard liability	27,951	33,256
Other current liabilities	8,942	9,961
Total current liabilities	51,892	55,030

Deferred rent and other long-term liabilities	13,273	13,079
Total liabilities	65,165	68,109

Commitments and contingencies

Series B redeemable preferred stock, $.001 par value, 304,348 shares authorized; 168,389 and
168,389 shares issued and outstanding at July 3, 2012 and January 3, 2012, respectively.	18,050	17,880

Stockholders' equity:
Common stock, $.001 par value, 150,000,000 shares authorized; 67,617,393 and 67,280,485
shares issued and outstanding at July 3, 2012 and January 3, 2012, respectively.	68	68
Additional paid-in-capital	368,871	369,027
Accumulated deficit	(363,683)	(366,791)
Total stockholders' equity	5,256	2,304

Total liabilities and stockholders' equity	$88,471	$88,293

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JAMBA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	13 Week	12 Week	26 Week	28 Week
	Period Ended	Period Ended	Period Ended	Period Ended
(In thousands except share and per share amounts)	July 3, 2012	July 12, 2011	July 3, 2012	July 12, 2011
Revenue:
Company Stores	$62,530	$55,969	$112,555	$119,172
Franchise and other revenue	3,514	2,886	6,536	5,858
Total revenue	66,044	58,855	119,091	125,030
Costs and operating expenses:
Cost of sales	13,975	12,807	25,586	28,020
Labor	17,148	16,610	32,556	38,574
Occupancy	7,326	6,725	14,743	16,905
Store operating	8,955	7,668	16,830	17,189
Depreciation and amortization	2,813	2,860	5,736	6,816
General and administrative	10,823	8,038	19,462	18,483
Impairment of long-lived assets	175	326	562	902
Other operating, net	(200)	(68)	232	579
Total costs and operating expenses	61,015	54,966	115,707	127,468
Income (loss) from operations	5,029	3,889	3,384	(2,438)
Other income (expense), net:
Interest income	20	27	39	27
Interest expense	22	(106)	(94)	(339)
Total other income (expense), net	42	(79)	(55)	(312)
Income (loss) before income taxes	5,071	3,810	3,329	(2,750)
Income tax (expense) benefit	(453)	123	(221)	163
Net income (loss)	4,618	3,933	3,108	(2,587)
Preferred stock dividends and deemed dividends	(472)	(538)	(953)	(1,365)
Net income available (net loss attributable) to common stockholders	$4,146	$3,395	$2,155	$(3,952)
Weighted-average shares used in computation of earnings
(loss) per share:
Basic	67,385,699	65,961,425	67,339,917	65,588,218
Diluted	85,709,417	85,436,405	67,339,917	65,588,218
Earnings (loss) per share:
Basic	$0.06	$0.05	$0.03	$(0.06)
Diluted	$0.05	$0.05	$0.03	$(0.06)

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JAMBA, INC.
(Unaudited)

Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Operating Profit, Non-GAAP Adjusted Operating Profit Margin

	13 Week	12 Week	26 Week	28 Week
	Period Ended	Period Ended	Period Ended	Period Ended
(In thousands)	July 3, 2012	July 12, 2011	July 3, 2012	July 12, 2011
Net income (loss)	$4,618	$3,933	$3,108	$(2,587)
Interest income	(20)	(27)	(39)	(27)
Interest expense	(22)	106	94	339
Income tax (benefit) expense	453	(123)	221	(163)
Depreciation and amortization	2,813	2,860	5,736	6,816
Impairment of long-lived assets	175	326	562	902
Other operating, net	(200)	(68)	232	579
General and administrative	10,823	8,038	19,462	18,483
Non-GAAP Adjusted operating profit	$18,640	$15,045	$29,376	$24,342
Non-GAAP Adjusted operating profit margin
Total Revenue	$66,044	$58,855	$119,091	$125,030
Non-GAAP Adjusted operating profit margin	28.2%	25.6%	24.7%	19.5%

 Reconciliation of GAAP General & Administrative (G&A) Expense to Non-GAAP General & Administrative Expense adjusted

	13 Week	12 Week	26 Week	28 Week
	Period Ended	Period Ended	Period Ended	Period Ended
(In thousands)	July 3, 2012	July 12, 2011	July 3, 2012	July 12, 2011
G&A expense	$10,823	$8,038	$19,462	$18,483
Adjustment for same weeks for each period ended	—	668	—	(1,113)
Charges for accelerated growth initiatives	(462)	—	(787)	—
Performance-based compensation	(2,050)	(330)	(2,050)	(330)
Non-GAAP G&A expense adjusted	$8,311	$8,376	$16,625	$17,040

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JAMBA, INC.
PRO-FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

		Non-GAAP
	13 Week	13 Week
	Period Ended	Period Ended
(In thousands)	July 3, 2012	June 28, 2011
Revenue:
Company Stores	$62,530	$60,585
Franchise and other revenue	3,514	3,105
Total revenue	66,044	63,690
Costs and operating expenses:
Cost of sales	13,975	13,837
Labor	17,148	18,181
Occupancy	7,326	7,500
Store operating	8,955	8,019
Depreciation and amortization	2,813	3,058
General and administrative	10,823	8,706
Impairment of long-lived assets	175	326
Other operating, net	(200)	381
Total costs and operating expenses	61,015	60,008
Income (loss) from operations	5,029	3,682
Total other income (expense), net	42	(146)
Income (loss) before income taxes	5,071	3,536
Income tax benefit (expense)	(453)	123
Net Income (loss)	4,618	3,659
Preferred stock dividends and deemed dividends	(472)	(671)
Net income available (net loss attributable)
to common stockholders	$4,146	$2,988

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JAMBA, INC.
(Unaudited)

STORE COUNT

	NUMBER OF STORES
	COMPANY	FRANCHISE		TOTAL
		Domestic	International
26 Week Period Ended July 3, 2012
At January 3, 2012	307	443	19	769
Opened	—	11	12	23
Closed	(2)	(6)	(1)	(9)
At July 3, 2012	305	448	30	783

28 Week Period Ended July 12, 2011
At December 28, 2010	351	391	1	743
Opened	7	9	5	21
Closed	(6)	(6)	—	(12)
Refranchised	(42)	42	—	—
At July 12, 2011	310	436	6	752

COMPARABLE STORE SALES

	13 WEEK	12 WEEK	26 WEEK	28 WEEK
	PERIOD	PERIOD	PERIOD	PERIOD
	ENDED	ENDED	ENDED	ENDED
	July 3, 2012	July 12, 2011	July 3, 2012	July 12, 2011

Percentage Change in Comparable store sales
Company stores	5.1%	4.3%	8.3%	3.2%
Franchise stores	6.4%	1.4%	8.4%	2.8%
System-wide	5.7%	2.9%	8.4%	3.0%

Percentage Change in Comparable Company store sales
Traffic effect	0.9%	-1.7%	4.1%	-1.6%
Average check effect	4.2%	6.0%	4.2%	4.8%
Total Comparable Company store sales	5.1%	4.3%	8.3%	3.2%

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